UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 25, 2008

CHINA SECURITY & SURVEILLANCE TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33774	98-0509431
(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

13/F, Shenzhen Special Zone Press Tower, Shennan Road Futian, Shenzhen, China, 518034
(Address of Principal Executive Offices)

(86) 755-83510888
Registrant’s Telephone Number, Including Area Code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Form 8-K/A is being filed to reflect the proper description of the business of Beijing Aurine Divine Land Technology Co., Ltd. Item 1.01 of the Company’s Current Report on Form 8-K that was filed on April 25, 2008 is amended as follows. All other disclosure remains the same.

Item 1.01.     Entry into a Material Definitive Agreement.

On April 21, 2008, China Security & Surveillance Technology, Inc. (the "Company") entered into an equity transfer agreement (the "Equity Transfer Agreement") with China Safetech Holdings Limited, a British Virgin Islands corporation and a wholly-owned subsidiary of the Company ("Safetech"), and Weilan Zhuang, the sole owner of Sharp Eagle(HK) Limited, a Hong Kong corporation ("Sharp Eagle") pursuant to which Safetech purchased 100% ownership of Sharp Eagle from Ms. Zhuang. Sharp Eagle is a holding company that owns all the outstanding equity of Beijing Aurine Divine Land Technology Co., Ltd., a corporation incorporated in China ("Guanling"). Guanling is the appointed sales agent of Panasonic and Samsung in China, for closed-circuit surveillance systems, public broadcasting equipments and plasma TV.

Under the Equity Transfer Agreement, the Company will pay a total consideration of RMB 39,110,071 (approximately $5.59 million) in exchange for 100% ownership of Sharp Eagle, consisting of RMB 12,500,000 (approximately $1.79 million) in cash and RMB 26,610,071 (approximately $3.80 million) in the Company’s shares of common stock. The number of shares issuable in satisfaction of the equity portion of the purchase price is 206,661 (based upon $18.374/share, the 20-day average closing price of the Company’s stock prior to the signing of the Equity Transfer Agreement) which will be issued within 90 days following the execution of the Equity Transfer Agreement. The Company has paid off the cash portion of the purchase price as of the date of this report.

The Equity Transfer Agreement contains certain "make good" provisions, under which Ms. Zhuang pledged to the Company a total of 103,332 shares of the Company’s common stock that she will receive as partial consideration for the acquisition to secure her make good obligation under the Equity Transfer Agreement. The Equity Transfer Agreement established minimum after tax net income thresholds of RMB 3.5 million (approximately $0.5 million) for the fiscal year 2007 and RMB 4.5 million (approximately $0.64 million) for the fiscal year 2008. In the event that the minimum after tax net income thresholds for the fiscal year 2007 or for the fiscal year 2008 are not achieved by Sharp Eagle and Guanling, then, in each case, the Company will be entitled to receive 51,666 shares that Ms. Zhuang pledged to the Company for each applicable year.

The foregoing description does not purport to be a complete statement of the parties’ rights and obligations under the Equity Transfer Agreement or the transactions contemplated thereby or a complete explanation of the material terms thereof. The foregoing description is qualified in its entirety by reference to the Equity Transfer Agreement attached hereto as Exhibit 10.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Security & Surveillance Technology, Inc.

Date: April 28, 2008

/s/ Guoshen Tu
Chief Executive Officer